As filed with the Securities and Exchange Commission on January 21, 2004

                                                      REGISTRATION NO. 333-81270

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  SIMCLAR, INC.
                            (formerly Techdyne, Inc.)
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            FLORIDA                                     59-1709103
--------------------------------          --------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                                                  BARRY PARDON, President

     2230 WEST 77TH STREET                         2230 WEST 77TH STREET
     HIALEAH, FLORIDA 33016                       HIALEAH, FLORIDA 33016
        (305) 556-9210                                 (305) 556-9210
--------------------------------          --------------------------------------
(Address, including zip code and          (Name, address, including zip code and
   telephone number, including            telephone number, including area code,
   area code, of registrant's                       of agent for service)
  principal executive offices)

      IT IS REQUESTED THAT COPIES OF NOTICES AND COMMUNICATIONS BE SENT TO:

                           WILLIAM J. KELLY, JR., ESQ.
                      PORTER, WRIGHT, MORRIS & ARTHUR, LLP
                              41 SOUTH HIGH STREET
                              COLUMBUS, OHIO 43215
                                 (614) 227-2136

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: NOT APPLICABLE.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

         If this Form is being filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                               CALCULATION OF REGISTRATION FEE

=====================================================================================================
      TITLE OF EACH                 AMOUNT          PROPOSED            PROPOSED         AMOUNT OF
   CLASS OF SECURITIES              TO BE           MAXIMUM             MAXIMUM        REGISTRATION
     TO BE REGISTERED             REGISTERED     OFFERING PRICE         AGGREGATE           FEE
                                                   PER UNIT(1)      OFFERING PRICE(1)
-----------------------------------------------------------------------------------------------------
Common Stock, $.01 par value....   56,300(2)         $1.00             $  230,000           $ 55
Common Stock, $.01 par value....        0(3)          3.25                715,000            171
Common Stock, $.01 par value....        0(3)          4.00                 64,000             15
Common Stock, $.01 par value....        0(3)          2.00                 60,000             14
-----------------------------------------------------------------------------------------------------
         Total                                                         $1,069,000           $255*
=====================================================================================================

         (1) Estimated with respect to the shares originally registered solely for the purpose of calculating the registration fee pursuant to Rule 457.
         (2) Represents shares of common stock held directly by six of the selling shareholders that were sold pursuant to this registration statement.
         (3) The original registration statement included a total of 266,000 shares of common stock that were issuable to the selling shareholders under options granted under a 1997 Stock Option Plan. None of these options were exercised, and none of the option shares were issued or sold.

         * Registration Fee previously paid. The actual registration fee paid is listed in this column, and does not reflect the reduction in the number of shares registered as resulting from this post-effective amendment

         This registration statement was originally filed to register resales by certain selling shareholders of up to 230,000 shares of the common stock, $.01 par value ("Common Stock"), of Simclar, Inc. (formerly Techdyne, Inc.), a Florida corporation (the "Company"), held directly by the selling shareholders, as well as up to 266,000 shares of Common Stock issuable upon the exercise of stock options issued to the selling shareholders under the Company's 1997 Stock Option Plan. Since the effectiveness of the registration statement, all of the options expired without having been exercised, and therefore no Common Stock was issued in respect of the options, nor sold pursuant to the registration statement. Of the 230,000 shares directly held by the selling shareholders, 70,620 were held in escrow as security for certain loans to them, which shares were subsequently cancelled by the Company when the holders defaulted on the loans. Of the remaining balance of the directly held shares, only 56,300 shares were actually sold by the selling shareholders pursuant to the registration statement. This post-effective amendment is being filed to reduce the number of shares of Common Stock registered hereby to the number of shares that were actually sold by the selling shareholders.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this post-effective amendment no. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hialeah, state of Florida on the 21st day of January, 2004.

                                       SIMCLAIR, INC.


                                       By: /s/    Barry Pardon
                                           -------------------------------------
                                           Barry Pardon, President

         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Title                                       Date
---------                                     -----                                       ----

                                              Chairman of the Board of Directors
  *                                           and Chief Executive Officer                 January 21, 2004
----------------------------------------
Samuel Russell

/s/ Barry Pardon                              President and Director                      January 21, 2004
----------------------------------------
Barry Pardon

  *                                           Director                                    January 21, 2004
----------------------------------------
John Ian Durie
                                              Chief Financial Officer
/s/ David L. Watts                            and Secretary                               January 21, 2004
----------------------------------------
David L. Watts

  *                                           Director                                    January 21, 2004
----------------------------------------
Christina M.J. Russell

  *                                           Director                                    January 21, 2004
----------------------------------------
Thomas Foggo

  *                                           Director                                    January 21, 2004
----------------------------------------
Kenneth Greenhalgh

* By signing his name hereto, Barry Pardon signs this post-effective amendment no. 1 to the registration statement on behalf of each of the persons indicated as Attorney-in-Fact.


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